EXHIBIT 10.9
2025 Travere Therapeutics, Inc.
Executive Officer Annual Bonus Plan

Plan Objective
The purpose of the Travere Therapeutics, Inc. Executive Officer Bonus Plan (the “Plan”) is to provide incentives to and reward executive officers of Travere Therapeutics, Inc. (the “Company”) (each a “Participant,” as defined below) to achieve corporate performance goals and to work together to achieve outstanding results in all aspects of the Company’s business, thus benefiting themselves, Company shareholders and the people who benefit from the Company’s services.

Eligibility
•All regular full-time executive officers of Travere Therapeutics are eligible to receive a bonus under this Plan (“Participant”).
•Participants must be employed as a regular full-time employee by the Company prior to October 1 of the bonus plan year.
•Employees hired during the Bonus Plan Year prior to October 1 will be eligible to receive a prorated bonus based on the number of calendar days actively paid by Travere during the Bonus Plan Year.
•In order to be eligible to receive a bonus for a particular Bonus Plan Year (if any is earned), a Participant must be actively employed, and in good standing, as of the date the bonus checks are distributed for that year or as otherwise approved by the Board.
•Temporary executive officers and consultants (regardless of their roles or responsibilities) are not eligible to participate.
•Participation in the “Travere Therapeutics, Inc. Executive Officer Bonus Plan” is approved on an annual basis. Criteria for participation may be subject to change at the commencement of the Bonus Plan Year, and eligibility to participate in any Bonus Plan Year does not guarantee eligibility to participate in any subsequent Bonus Plan Year. Participants whose individual performance is deemed to not be meeting expectations by the Compensation Committee are ineligible.

Definitions
•“Bonus Plan Year” means the twelve-month period beginning on each January 1 and ending on each December 31.
•The “Board” means the Board of Directors of the Company.
•The “Compensation Committee” means the Compensation Committee of the Board, as constituted from time to time.
•The “Base Pay” is a Participant’s annual rate of base salary in effect as of December 31 of the applicable Bonus Plan Year. However, bonus awards will be based on a blended rate if an employee has a reduction in work schedule and/or annualized salary during the plan year such that the bonus calculation will take into account the time worked for both the higher and lower salary.
•The “Company Target Performance Measures” shall be determined at the sole discretion of the Compensation Committee or the Board and shall be set forth in writing, and may include, but shall not be limited to, a combination of financial, research and development and/or operational goals.
•The “Company Modifier” is determined at the sole discretion of the Compensation Committee or the Board and is designed to reflect performance against Company results. For illustration purposes only, if the Company performance significantly exceeds the Company Target Performance Measures, the Company Modifier could exceed 100%, but in no case more than 150%. Similarly, if Company performance fails to meet the Company Target Performance Measures, the Company Modifier could be less than 100%. There is a minimum Corporate Performance required of 40% for any payment under the Plan to be considered. No Participant will have any entitlement to or earn a right to receive a bonus under this Plan until the date on which such bonus is paid. The Board and/or Compensation Committee reserve the right, at any time, regardless of corporate performance to approve or not approve the payment of a Bonus during any Plan Year.
•The “Individual Modifier” is determined by the Participant’s relative performance during the Plan year, and will generally fall within 0%-125%, as per the Participant’s annual performance rating.
•The “Target Bonus” means the percentage of Base Pay that would be awarded to a Participant upon the achievement of the Company Target Performance Measures at a level of 100%.

Bonus Award Components
Unless otherwise specified, the components of a Bonus Award Payment (described below) are as follows:
•Company Modifier based on achievement of Company Performance Measures
•Target Percentage based on Participant’s position (see below)
•Participant’s Base Pay for the bonus year
◦Number of credible eligible days of service for the Bonus Plan Year
◦Participant’s Individual Performance Modifier
◦Weighting of Company Performance Modifier based on level
•Weighting of Individual Performance Modifier based on level

Position	Target Bonus %	Individual Modifier Weighting	Company Modifier Weighting
Chief Executive Officer	75%	N/A	100%
Other Executive Officers	50%	N/A	100%

Bonus Award Payment Calculation
The Bonus Award Payment, if one is approved, is calculated as follows:

[(Participant’s base pay x Bonus Target percentage x individual performance modifier x individual performance weighting) x Plan year tenure]	+	[(Participant’s base pay x Bonus target percentage x company performance modifier x company performance weighting) x Plan year tenure]
General
•Bonus awards, if earned, will be paid between January 1 and March 15 of the calendar year after the close of the applicable Bonus Plan Year.
•In the event of a Participant’s leave of absence in excess of 60 days during the Bonus Plan Year, the bonus earned for that year will be prorated. The calculation will be based on the total number of calendar days of active employment status.
•Executive officers hired after October 1 will not be eligible for a bonus award under this Plan until the following Bonus Plan Year.
•Executive officers hired during the Bonus Plan Year on or before October 1 will be eligible to receive a prorated bonus based on the number of calendar days actively at work.
•Bonus awards are based on the Participant’s target percentage and Base Salary as of December 31 of the Bonus Plan Year.
•Travere Therapeutics reserves the right to modify or terminate the Plan at any time without prior notice.
•The Plan does not modify a Participant’s at-will employment status or create a contract of employment for a specific term. Receipt of a bonus award is not guaranteed, and this Plan is not a promise of future or continued employment.
•The Plan does not modify a Participant’s Employment Agreement.
•The Company will withhold all required taxes and make any other required deductions from payments made under the Plan. This Plan is intended to provide “short term deferrals”, as described in Treasury Regulation 1.409A-1(b)(4) under section 409A of the Code or successor guidance thereto, and is intended not to be a “nonqualified deferred compensation plan”, as described in Treasury Regulation 1-409A-1(a)(1) under section 409A of the Code or successor guidance thereto. In the administration and interpretation of the Plan, such intention is to govern.
•It is intended that this Plan be exempt from regulation under the Employee Retirement Income Security Act of 1974, as amended, as a “payroll practice” and a “bonus program”, as described in U.S. Department of Labor Regulations 2510.3-1(b) and 2510.3-2(c), respectively.
•Any bonuses paid under the Bonus Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations or interpretations thereunder.
•This Plan shall be subject to and construed in accordance with the laws of the State of California without regard to conflicts of laws.
•The Compensation Committee possesses sole discretion and authority to construe and interpret the terms and provisions of the Plan and to resolve any issue arising out of, relating to, or resulting from its administration and operation. Any disagreement or dispute by any person claiming a benefit under the Plan regarding any aspect of the Plan or its administration must be promptly presented in writing to the Compensation Committee for determination. Payments shall be made under the Plan only if the Compensation Committee determines in its sole discretion that the claimant is entitled to them. Any determinations the Compensation Committee makes in relation to the Plan will be final, conclusive, and binding on all persons, entities and parties claiming any interest under the Plan and will be entitled to the maximum possible deference allowed by law.
•Except as explicitly provided by law, this Plan is provided at the Company's sole discretion, and the Company reserves the power at any time and from time to time, to modify, amend or terminate (in whole or in part) any or all of the provisions of the Plan at any time, prospectively or retroactively, without prior notice or obligation. Any amendment to the Plan shall be adopted by formal action of the Board.
•The Plan will be operated as an unfunded arrangement, and nothing in this document will be construed to require the Company to fund any awards or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of bonuses under the Plan.
•Any payments made pursuant to the Plan shall not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company unless expressly provided for in such employee benefit plan, program, agreement, or arrangement.

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